        Exhibit 21.1

2020 Subsidiaries of FLEETCOR Technologies, Inc.

Subsidiary	Jurisdiction of Organization
FleetCor Technologies, Inc.	Georgia, United States
FleetCor Technologies Operating Company, LLC	Georgia, United States
FleetCor Funding, LLC (SPV)	Delaware, United States
Mannatec	Georgia, United States
FleetCor Jersey Holding Limited	New Jersey, United States
CFN Holding Co.	Delaware, United States
CLC Group, Inc.	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Crew Transportation Specialists, Inc.	Kansas, United States
FleetCor Commercial Card Management (Canada) Ltd.	British Columbia, Canada
FleetCor Technologies Operating Company - CFN Holding S.e.n.c.	Luxembourg
FleetCor Luxembourg Holding 1	Luxembourg
FleetCor Luxembourg Holding 2	Luxembourg
FleetCor Technologieën B.V.	The Netherlands
FleetCor UK Acquisition Limited	United Kingdom
FleetCor Europe Limited	United Kingdom
CH Jones Limited	United Kingdom
FleetCor UK International Management Limited – f/k/a Intercity Fuels Limited	United Kingdom
The Fuelcard Company UK Limited	United Kingdom
FleetCor Fuel Cards LLC	Delaware, United States
FleetCor Fuel Cards (Europe) Ltd	United Kingdom
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska společnost pro platebne karty sro	Slovakia
LLC “PPR” (FKA LLC Petrol Plus Region)	Russia
UAB “Transit Card International”	Lithuania
Transit Card Int’l Polska Sp. z.o.o.	Poland
OU Transit Cargo International	Estonia
LLC "Eltop"	Russia
LLC "OILCARD"	Russia
FleetCor Technologies Mexico S. de R.L. de C.V.	Mexico
Efectivale, S. de R.L. de C.V.	Mexico
Efectivale Servicios, S. de R.L. de C.V.	Mexico
CTF Technologies (Canada), ULC	Canada
CTF Technologies Do Brasil, Ltda.	Brazil
LLC "TD NCT"	Russia
LLC "STC" Petrol Plus"	Russia

        Exhibit 21.1

LLC "NCT Software"	Russia
LLC Petrol Plus Cards Ukraine	Ukraine
LLC Petrol Plus Cards Asia	Asia
Allstar Business Solutions Limited	United Kingdom
Business Fuel Cards Pty Limited	Australia
FleetCor Technologies New Zealand Limited	New Zealand
Cardlink Systems Limited	New Zealand
LLC “Avto Kart neft”	Russia
VB – SERVIÇIOS, COMÉRCIO E ADMINISTRAÇÃO LTDA	Brazil
Auto Expresso Technologia S.A.	Brazil
CGMP Centro de Gestao de Meios de Pagamentos Ltda.	Brazil
Epyx Limited	England and Wales
Epyx France SAS	France
Pacific Pride Services, LLC	Delaware, United States
FleetCor Deutschland GmbH	Germany
FCHC Holding Company, LLC	Delaware, United States
FleetCor Tankkarten GmbH	Austria
Comdata Inc.	Delaware, United States
Comdata TN, Inc.	Tennessee, United States
Comdata Network Inc. of California	California, United States
Stored Value Solutions International B.V.	The Netherlands
Stored Value Solutions GmbH	Germany
Stored Value Solutions France SAS	France
Stored Value Solutions Hong Kong Limited	China
Buyatab Online Inc	Canada
Stored Value Solutions Canada Ltd.	Canada
Shanghai Stored Value Solutions Information Technology Co., Ltd.	China
Stored Value Solutions UK Limited	United Kingdom
Venturo Technologien Swiss GmbH	Switzerland
P97 Networks Inc.	Texas, United States
FleetCor Belgium Société Privée à Responsabilité Limitée	Belgium
FleetCor POLAND SPÓŁKA Z OGRANICZONA ODPOWIEDZIALNOSCIA	Poland
FleetCor Hungary Korlátolt Felelősségű Társaság	Hungary
Venturo Technologies S.à r.l.	Luxembourg
FleetCor Czech Republic sro	Czech Republic
FleetCor Slovakia s.r.o.	Slovakia
Creative Lodging Solutions, LLC	Kentucky, United States

        Exhibit 21.1

Venturo Fleet Solutions Company Limited	Thailand
TravelCard, B.V. (FKA TravelCard Nederlands, B.V.)	The Netherlands
Cambridge Mercantile Corp. (USA)	United States
Cambridge Mercantile Corp. (Canada)	Canada
Cambridge Mercantile Corp. (U.K.) Ltd.	United Kingdom
Cambridge Mercantile (Australia) Pty Ltd.	Australia
Cambridge Mercantile Risk Management (U.K.) Ltd.	United Kingdom
Global Processing Companies Rus, Limited Liability Company	Russia
Qui Group SpA	Genova, Italy
Qui Financial Services SpA	Genova, Italy
Carrera Quattro Srl	Genova, Italy
Welfare Company Srl	Genova, Italy
K2Pay Srl	Genova, Italy
Campus Bio Medico SpA	Milano, Italy
Rupe SpA	Genova, Italy
HAT SpA	Milano, Italy
Polisporliva Parioli SpA	Roma, Italy
Rispamio Super Srl	Catania, Italy
Consel Consorzio Elis	Roma, Italy
Travelliance Brasil Servicos de Viagens Ltda.	Brazil
Comdata LA, LLC	Louisiana, United States
R2C Online Limited	United Kingdom
LJK Companies, LLC	Minnesota, United States
Roomstorm, LLC	Illinois, United States
Skylark Innovations LLC	Virginia, United States
Travelliance de RL de CV	Mexico
Travelliance Global Ltd.	United Kingdom
LR2, LLC	Illinois, United States
Group Achamps Limited	Texas, United States
Nvoicepay, Inc.	Oregon, United States
Kiwi Fuel Cards Limited	New Zealand
Lynked Solutions Pty Ltd.(FKA Cardlink Systems Pty Limited)	Australia
TA Connections AU Pty Ltd	Australia
TA Connections IL, LLC	Illinois, United States
TA Connections DE, LLC	Delaware, United States
CrewzIT LLC	Florida, United States
Hotel Connect PTE LTD.	Singapore
Hotel Connections SDN BHD	Malaysia
Hotel Connections of Japan, Inc.	Japan